                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Abington Bancorp, Inc.
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               (Exact name of issuer as specified in its charter)


       Massachusetts                                      04-3334127
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(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


  538 Bedford Street, Abington Massachusetts                 02351
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(Address of principal executive offices)                  (Zip Code)



                             ABINGTON BANCORP, INC.
                1986 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                               James P. McDonough
                      President and Chief Executive Officer
                             Abington Bancorp, Inc.
                               538 Bedford Street
                          Abington, Massachusetts 02351
                                 (617) 982-3200
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                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                         Carol Hempfling Pratt, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
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
                         CALCULATION OF REGISTRATION FEE

====================================================================================
                                                         Proposed
Title of                               Proposed          Maximum
Securities             Amount          Maximum           Aggregate      Amount of
  to be                to be         Offering Price      Offering       Registration
Registered            Registered      Per Share (1)      Price (1)        Fee (1)
------------------------------------------------------------------------------------

Common Stock          199,412           $20.25           $4,038,093       $1,224
(par value $.10)      shares
------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock of Abington Savings Bank, predecessor to the Registrant, on January 29, 1997, as reported on the Nasdaq Stock Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement.

     (a) Annual Report on Form F-2 of Abington Savings Bank, predecessor to Abington Bancorp, Inc. (the "Company"), for the fiscal year ended December 31, 1995 contained in the Company's Registration Statement on Form S-3 dated January 31, 1997.

     (b) Quarterly Reports on Form F-4 of Abington Savings Bank, predecessor to the Company, for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 contained in the Company's Registration Statement on Form S-3 dated January 31, 1997.

     (c) The description of the Company's Common Stock contained in the Company's Form 8-A, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 6 of the By-Laws of the Company provides that Directors and officers of the Company shall be indemnified by the Company against all expenses incurred in connection with any proceedings as a result of serving or having served as an officer or employee of the Company, as a director, officer, or employee of any of its wholly-owned subsidiaries, or serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Company. The By-laws of the Company provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Company. The Company also has a policy of Directors' and officers' liability insurance to indemnify its Directors and officers against certain liabilities incurred in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

3.1 Articles of Organization of Abington Bancorp, Inc., incorporated herein by reference to Exhibit 3 to the Company's Form 8-A.

3.2  By-laws of Abington Bancorp, Inc., incorporated herein by reference to
     Exhibit 4 to the Company's Form 8-A.

4.1 Instruments defining the rights of security holders. See Exhibits 3.1 and 3.2.

5.1  Opinion of Foley, Hoag & Eliot LLP

23.1 Consent of Arthur Anderson LLP

23.2 Consent of Foley, Hoag & Eliot LLP (included on Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page)


ITEM 9.  UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Abington, Massachusetts, on January 28, 1997.

                                       ABINGTON BANCORP, INC.


                                       By: /s/ James P. McDonough
                                           -------------------------------------
                                           James P. McDonough
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James P. McDonough and Edward J. Merritt and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                       Date
---------                          -----                       ----

/s/ James P. McDonough             President, Chief            January 28, 1997
--------------------------          Executive Officer
James P. McDonough                  and Director



/s/ Edward J. Merritt              Treasurer                   January 28, 1997
--------------------------          Chief Financial and
Edward J. Merritt                   Accounting Officer

--------------------------         Director                    January   , 1997
Robert J Armstrong


--------------------------         Director                    January   , 1997
Bruce G. Atwood


/s/ William F. Borhek              Director                    January 28, 1997
--------------------------
William F. Borhek


--------------------------         Director                    January   , 1997
Ralph B. Carver, Jr.


/s/ Joel S. Geller                 Director                    January 28, 1997
--------------------------
Joel S. Geller


/s/ Rodney D. Henrikson            Director                    January 28, 1997
--------------------------
Rodney D. Henrikson


/s/ A. Stanley Littlefield         Director                    January 28, 1997
--------------------------
A. Stanley Littlefield


/s/ Jay Timothy Noonan             Director                    January 28, 1997
--------------------------
Jay Timothy Noonan


/s/ Gordon N. Sanderson            Director                    January 28, 1997
--------------------------
Gordon N. Sanderson


/s/ James J. Slattery              Director                    January 28, 1997
--------------------------
James J. Slattery


/s/ Wayne P. Smith                 Director                    January 28, 1997
--------------------------
Wayne P. Smith

                                  EXHIBIT INDEX
                                  -------------


Exhibit
 No.         Description
-------      -----------

3.1 Articles of Organization of Abington Bancorp, Inc., incorporated herein by reference to Exhibit 3 to the Registration Statement on Form 8-A of the Company dated December 31, 1996.

3.2 By-laws of Abington Bancorp, Inc., incorporated herein by reference to Exhibit 4 to the Registration Statement on Form 8-A of the Company dated December 31, 1996.

4.1        Instruments defining the rights of security holders. See
           Exhibits 3.1 and 3.2.

5.1        Opinion of Foley, Hoag & Eliot LLP

23.1       Consent of Arthur Anderson LLP

23.2       Consent of Foley, Hoag & Eliot LLP (included on Exhibit 5.1)

24.1       Power of Attorney (contained on the signature page)